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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           -----------------------

                                   Form 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                       Date of Report:  August 2, 1996
               Date of Earliest Event Reported:  July 18, 1996

                               ----------------

                                SERVICO, INC.

            (Exact name of registrant as specified in its charter)


   Florida                  1-11342                     65-0350241
- ---------------         ----------------        ---------------------------
(State of other         (Commission File        (I.R.S. Identification No.)
jurisdiction of            Number)
incorporation)


        1601 Belvedere Road,
        West Palm Beach, FL                                   33406
- ----------------------------------------                    ---------
(Address of principal executive offices)                    (Zip Code)


                                 407-689-9970
             ----------------------------------------------------
             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets


       On July 18, 1996 Servico, Inc., through wholly owned subsidiaries, acquired five hotels from Seldin Properties, a Nebraska general partnership, 35th Street Corp., an Iowa corporation, Council Bluffs Downtown Center, Inc., an Iowa corporation, Wichita Airport Hotel, Inc., a Kansas corporation, Northview Properties, Inc., a Nebraska corporation, Capitol Properties, Inc., an Iowa corporation, and Southwest Hotel Company, a Nebraska corporation, a series of related entities, (collectively, the "Sellers"). The hotels consist of: an 89 room Best Western Hotel, Council Bluffs, Iowa; a 161 room Best Western Hotel, Des Moines, Iowa; a 213 room Best Western Hotel, Omaha, Nebraska; a 168 room Sheraton Inn, Omaha, Nebraska and a 152 room Holiday Inn, Wichita, Kansas.

The aggregate acquisition price for the properties was $23,300,000 and was funded by $16,840,000 loan from GMAC Commercial Mortgage Corporation secured by a first mortgage on each of the hotels and cash of $6,460,000.



Item 7.  Financial Statements and Exhibits


       a. and b. It is not practical for the Registrant to file the required historical audited financial statements of certain hotel properties purchased in 1996 or the required proforma financial information on or before the due date of this Form 8-K. It is anticipated that the financial statements and proforma financial information required by Item 7 of this Form 8-K will be filed under cover of Form 8-K/A as soon as practicable but not later than October 1, 1996.

       c.  Exhibits:

           10.1  Purchase Agreement dated as of May 1, 1996.

           10.2  Amendment to Purchase Agreement dated June 18, 1996.
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                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SERVICO, INC.




                                        By: /s/ Warren M. Knight
                                            ------------------------------
                                            Warren M. Knight
                                            Vice President-Finance and
                                            Chief Financial Officer


Date: August 2, 1996